Exhibit 99

PRESS RELEASE
For Immediate Release
MGM RESORTS INTERNATIONAL PROMOTES
COREY SANDERS TO CHIEF OPERATING OFFICER
Las Vegas, Sept. 16, 2010 - Corey Sanders has been promoted to Chief Operating Officer of MGM Resorts International (NYSE: MGM), the Company announced today.
“Corey’s exceptional operating experience and keen knowledge of financial strategy and discipline will benefit the entire Company in this expanded role,” said Jim Murren, Chairman and CEO. “Over a year ago, we promoted Corey Sanders to Chief Operating Officer of our Core Brand properties and Bill Hornbuckle to the new position of Chief Marketing Officer for our Company. These first steps have proven indispensable to our future success by uniting our great resorts into the powerful marketing organization that our Company is becoming,” said Mr. Murren.
Mr. Sanders has been with the Company for more than 16 years, and has held a variety of executive positions. In addition to serving as Chief Financial Officer of both MGM Grand Las Vegas and MGM Grand Resorts, he has also served as Executive Vice President – Operations, where he developed both growth opportunities and operating efficiencies for the Company.
For the past 14 months, Mr. Sanders has served as Chief Operating Officer for the Company’s Core Brand and Regional Properties. Throughout this period, Corey has worked closely with Bill Hornbuckle to design and deploy new ideas to grow our business.
“Corey has proven his aptitude, effectiveness and creativity by instilling a culture of cooperation that has strengthened our marketing initiatives and improved the guest experience. Our entire Company will benefit from Corey’s increased scope and responsibilities over all of our wholly owned resorts, including our Luxury Brands: Bellagio, MGM Grand, Mandalay Bay and The Mirage,” said Mr. Murren.
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Statements in this release which are not historical facts are “forward looking” statements and “safe harbor statements” within the meaning of Section 21E of the U.S. the Securities Exchange Act of 1934, as amended, and other related laws that involve risks and/or uncertainties, including risks and/or uncertainties as described in the company’s public filings with the Securities and Exchange Commission. We have based those forward-looking statements on management’s current expectations and assumptions and not on historical facts. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise except as required by law.
MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a peerless portfolio of destination resort brands, including Bellagio, MGM Grand, Mandalay Bay and The Mirage. The Company has significant holdings in gaming, hospitality and entertainment, owns and operates 15 properties located in Nevada, Mississippi and Michigan, and has 50% investments in four other properties in Nevada, Illinois and Macau. One of those investments is CityCenter, an unprecedented urban resort destination on the Las Vegas Strip featuring its centerpiece ARIA Resort & Casino. Through its hospitality management subsidiary, the Company holds a growing number of development and management agreements for casino and non-casino resort projects around the world. MGM Resorts International supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its gaming properties. The Company has been honored with numerous awards and recognitions for its industry-leading Diversity Initiative, its community philanthropy programs and the Company’s commitment to sustainable development and operations. For more information about MGM Resorts International, visit the Company’s Web site at www.mgmresorts.com.

CONTACTS:

Investment Community	News Media
DANIEL J. D’ARRIGO	ALAN M. FELDMAN
Executive Vice President and	Senior Vice President of Public Affairs
Chief Financial Officer	(702) 650-6942 orafeldman@mgmresorts.com
(702) 693-8211

SOURCE: MGM RESORTS INTERNATIONAL
MGM Resorts International • 3600 Las Vegas Boulevard South • Las Vegas, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • mgmresorts.com